Exhibit 5.1

Stikeman Elliott LLP Barristers & Solicitors 5300 Commerce Court West 199 Bay Street Toronto, ON Canada M5L 1B9 Main: 416 869 5500 Fax: 416 947 0866 www.stikeman.com

May 19, 2022

Columbia Care Inc.

680 Fifth Ave., 24th Floor

New York, New York 10019

Re:	Columbia Care Inc. (the “Company”) – Registration Statement on Form S-1

Dear Sirs/Mesdames,

We have acted as Canadian counsel to the Company in connection with the preparation of a Registration Statement on Form S-1 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 18,755,082 common shares of the Company (the “Offered Shares”) which may be sold from time to time by the Selling Securityholders (as defined in the Registration Statement). The Offered Shares were issued as partial consideration for: (i) the Company’s acquisition, by merger of VentureForth Holdings, LLC; and (ii) the resolution, with no admissions of liability and in exchange for releases, certain direct, indirect, derivative and indemnification claims relating to a confidential arbitration to which VentureForth, LLC, a separate subsidiary of the Company and certain members of the Company’s management team were respondent parties.

For the purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, and relied upon the following documents (collectively, the “Corporate Documents”): (a) notice of articles and articles of the Company, (b) certain resolutions of the Company’s directors relating to the issuance and allocation, as applicable, of the Offered Shares and (c) a certificate of an officer of the Company with respect to questions of fact material to the opinion rendered herein and which we did not independently establish. We have also reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

We have relied upon the Corporate Documents without independent investigation of the matters provided for in them for the purpose of providing our opinion expressed below. We have not conducted any independent enquiries or investigations in respect of the opinion provided hereunder.

In examining all documents and in providing our opinion below we have assumed that: (a) all individuals had the requisite legal capacity; (b) all signatures are genuine; (c) all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals; (d) all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate; and (e) the certificate of status of the Company is conclusive evidence that it is a company existing under the Business Corporations Act (British Columbia).

Our opinion below is expressed only with respect to the laws of the province of British Columbia and of the laws of Canada applicable therein.

Where our opinion below refers to common shares as being “fully-paid and non-assessable”, such opinion assumes that all required consideration (in whatever form) has been or will be paid or provided to the Company. No opinion is expressed as to the adequacy of any consideration received.

Our opinion is expressed with respect to the laws in effect on the date of this opinion and we do not accept any responsibility to take into account or inform the addressee, or any other person authorized to rely on this opinion, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express, nor do we have any obligation to advise you of any other change in any matter addressed in this opinion or to consider whether it would be appropriate for any other person other than the addressee to rely on our opinion.

Our Opinion

Based upon and subject to the foregoing and to the qualifications set forth herein, we are of the opinion that:

1.	the Offered Shares have been duly issued; and

2.	the Offered Shares are fully paid and non-assessable common shares of the Company.

This opinion is solely for the benefit of the addressee and not for the benefit of any other person. It is rendered solely in connection with the subject matter to which it relates. It may not be quoted, in whole or in part, or otherwise referred to or used for any purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.

Yours truly,

(signed) “Stikeman Elliott LLP”

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